Exhibit 32.1	Section 1350 Certifications.

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer of Speedemissions, Inc. (the “Company”), each certify that, to the best of his knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard A. Parlontieri
Richard A. Parlontieri
Chief Executive Officer
May 13, 2008